VIEMED HEALTHCARE ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS

Lafayette, Louisiana (November 4, 2020) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (TSX: VMD.TO and NASDAQ:VMD), a home medical equipment supplier that provides post-acute respiratory care services in the United States, announced today that it has reported its financial results for the three and nine months ended September 30, 2020.

Operational highlights (all dollar amounts are USD):

•The Company's core business has once again contributed to a significant growth rate. Net revenues attributable to the Company's core business for the quarter ended September 30, 2020 were $24.9 million, an increase of 22% over net revenues reported for the comparable quarter ended September 30, 2019. Net revenues attributable to the core business for the quarter ended September 30, 2020 were up approximately 8% over the quarter ended June 30, 2020. Total revenues for the current quarter were $33.4 million which included approximately $8.6 million of product sales and services related to the ongoing COVID-19 pandemic. Net revenues for the nine months ended September 30, 2020 were $70.8 million for the Company's core business and $100.1 million for the company, which included COVID-19 related sales and services.

•Net income for the quarter ended September 30, 2020 totaled approximately $2.8 million, compared to $2.9 million for the quarter ended September 30, 2019. Net income for the nine months ended September 30, 2020 totaled approximately $26.5 million, compared to $6.1 million for the nine months ended September 30, 2019.

•Adjusted EBITDA for the quarter ended September 30, 2020 totaled approximately $7.7 million, a 58% increase as compared to the quarter ended September 30, 2019. Adjusted EBITDA for the nine months ended September 30, 2020 totaled approximately $32.0 million, a 138% increase as compared to the nine months ended September 30, 2019. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company had an all time high cash balance of $32.4 million at September 30, 2020 ($13.4 million at December 31, 2019) and an overall working capital balance of $19.6 million ($1.9 million at December 31, 2019). Total long-term debt as of September 30, 2020 was $7.2 million.

•The Company expects to generate net revenues attributable to its core business of approximately $26 million to $27 million during the fourth quarter of 2020. In addition to its core business, the Company is continuing to pursue additional sales and support revenues related to the COVID-19 pandemic and estimates fourth quarter 2020 revenues of approximately $5 million to $6 million related to the ongoing COVID-19 pandemic. Total revenues for the fourth quarter are estimated to be approximately $31 million to $33 million.

“This year has challenged the healthcare system in an unprecedented manner with the ongoing respiratory pandemic creating a strain on the acute care facilities around the country,” said Casey Hoyt, Viemed's CEO. “I am extremely proud of the work our team of skilled clinicians has done and will continue to do to prevent emergency visits and readmissions. Our team has assisted operations around the country, and we are realizing more business with improved access to facilities and clinics. We all look forward to a day where the pandemic is behind us, and until then we will continue to serve as a resource while delivering value to our shareholders.”

Conference Call Details

The Company will host a conference call to discuss third quarter results on Thursday, November 5, 2020 at 11:00 a.m. EST.

The call-in numbers for participants are:

US Toll Free Dial In: 1-877-407-0784
International Toll Free Dial In: 1-201-689-8560
Meeting ID Number: 13712010
Live Event Call me™ Link (Available 15 minutes prior to start time for participant entry)
https://callme.viavid.com/?callme=true&passcode=13707099&h=true&info=company-email&r=true&B=6

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of in-home medical equipment and post-acute respiratory healthcare services in the United States. Viemed’s service offerings are focused on effective in-home treatment with clinical practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the fourth quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the impact of the COVID-19 pandemic and the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition and results of operations, including on the Company's patient base and revenues, employees, and equipment and supplies; the Company may be subject to significant capital requirements and operating risks; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of shares in the capital of the Company; the Company’s novel business model; the risk that the clinical application of treatments that demonstrate positive results in a study may not be positively replicated or that such test results may not be predictive of actual treatment results or may not result in the adoption of such treatments by providers; the state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the impact of the previously disclosed restatement and correction of the Company's previously issued financial statements; the previously disclosed identified material weakness in the Company's internal control over financial reporting and the Company's ability to remediate that material weakness; the initiation of legal or regulatory proceedings with respect to the restatement and corrections; the adverse effects on the Company's business, results of operations, financial condition and stock price, as a result of the restatement and correction process; the Company’s status as an emerging growth company and a foreign private issuer; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, such as the recent COVID-19 pandemic, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the

Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At September 30, 2020	At December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$32,396	$13,355
Accounts receivable, net of allowance for doubtful accounts of $8,788 and $7,782 at September 30, 2020 and December 31, 2019, respectively	11,489	11,534
Inventory, net of inventory reserve of $805 and $0 at September 30, 2020 and December 31, 2019, respectively	2,762	1,360
Prepaid expenses and other assets	3,333	1,562
Total current assets	$49,980	$27,811
Long-term assets
Property and equipment, net	56,317	54,772
Equity method investment	79	13
Deferred tax asset	7,593	—
Total long-term assets	$63,989	$54,785
TOTAL ASSETS	$113,969	$82,596

LIABILITIES
Current liabilities
Trade payables	$7,553	$4,700
Deferred revenue	3,612	3,315
Income taxes payable	368	86
Accrued liabilities	12,793	8,968
Current portion of lease liabilities	4,207	7,093
Current portion of long-term debt	1,815	1,750
Total current liabilities	$30,348	$25,912
Long-term liabilities
Accrued liabilities	1,210	2,317
Long-term lease liabilities	952	3,039
Long-term debt	6,261	7,629
Total long-term liabilities	$8,423	$12,985
TOTAL LIABILITIES	$38,771	$38,897

Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 39,145,182 and 37,952,660 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	9,085	3,366
Additional paid-in capital	6,019	6,377
Accumulated other comprehensive loss	(478)	(157)
Retained earnings	60,572	34,113
TOTAL SHAREHOLDERS' EQUITY	$75,198	$43,699
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$113,969	$82,596

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$33,447	$20,368	$100,107	$58,808

Cost of revenue	13,994	6,318	39,174	17,045

Gross profit	$19,453	$14,050	$60,933	$41,763

Operating Expenses
Selling, general and administrative	13,550	10,231	40,555	31,207
Research and development	243	208	688	645
Stock-based compensation	1,234	1,064	3,581	2,978
Depreciation	202	193	612	460
Loss (gain) on disposal of property and equipment	203	167	(2,424)	308
Other (income) expense	(19)	1	(3,593)	(1)
Income from operations	$4,040	$2,186	$21,514	$6,166

Non-operating expenses
Unrealized gain on warrant conversion liability	—	(800)	—	(363)
(Gain) loss from equity method investment	(21)	26	(36)	77
Interest expense, net of interest income	116	56	409	102

Net income before taxes	3,945	2,904	21,141	6,350
Provision (benefit) for income taxes	1,141	51	(5,318)	213

Net income	$2,804	$2,853	$26,459	$6,137

Other Comprehensive Income
Change in unrealized gain (loss) on derivative instruments, net of tax	24	(88)	(321)	(236)
Other Comprehensive Loss	$24	$(88)	$(321)	$(236)

Comprehensive Income	$2,828	$2,765	$26,138	$5,901

Net income per share
Basic	$0.07	$0.08	$0.69	$0.17
Diluted	$0.07	$0.07	$0.66	$0.15

Weighted average number of common shares outstanding:
Basic	39,107,640	37,812,921	38,603,267	37,775,775
Diluted	41,155,668	40,051,422	40,377,608	39,768,877

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$26,459	$6,137
Adjustments for:
Depreciation	6,745	4,398
Change in allowance for doubtful accounts	7,031	6,937
Share-based compensation	3,581	2,978
Unrealized gain on warrant conversion liability	—	(363)
(Gain) loss on equity method investment	(36)	77
(Gain) loss on disposal of property and equipment	(2,424)	308
Deferred income taxes (benefit)	(7,593)	—
Net change in working capital
Increase in accounts receivable	(6,986)	(9,827)
(Increase) decrease in inventory	(1,402)	1,621
Increase in prepaid expenses and other current assets	(1,771)	(1,321)
Increase (decrease) in trade payables	2,739	(1,813)
Increase in deferred revenue	297	770
Increase in accrued liabilities	2,397	1,909
Increase (decrease) in income tax payable	282	(124)
Net cash provided by operating activities	$29,319	$11,687

Cash flows from investing activities
Purchase of property and equipment	(8,204)	(10,582)
Investment in equity method investment	(30)	—
Proceeds from sale of property and equipment	5,187	350
Net cash used in investing activities	$(3,047)	$(10,232)

Cash flows from financing activities
Proceeds from exercise of options	1,780	136
Proceeds from exercise of warrants	—	261
(Principal payments) net proceeds on notes payable	(104)	4,837
(Principal payments) net proceeds on term note	(1,199)	4,966
Shares repurchased and canceled under the Normal Course Issuer Bid	—	(1,522)
Repayments of lease liabilities	(7,708)	(7,916)
Net cash (used in) provided by financing activities	$(7,231)	$762

Net increase in cash and cash equivalents	19,041	2,217
Cash and cash equivalents at beginning of year	13,355	10,413
Cash and cash equivalents at end of period	$32,396	$12,630

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$437	$91
Cash paid during the period for income taxes, net of refunds received	$1,975	$338
Supplemental disclosures of non-cash transactions
Property and equipment financed through finance leases	$3,002	$14,735
Property and equipment financed through leases under FASB ASC 842	$57	$2,052

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, unrealized (gain) loss on warrant conversion liability and stock-based compensation. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net Income	$2,804	$19,412	$4,243	$2,388	$2,853	$1,326	$1,958	$2,968
Add back:
Depreciation	2,425	2,190	2,130	2,003	1,659	1,444	1,295	1,177
Interest expense	116	135	158	212	56	20	26	30
Unrealized (gain) loss on warrant conversion liability	—	—	—	—	(800)	268	169	(210)
Stock-based compensation	1,234	1,196	1,151	908	1,064	1,034	880	804
Income tax expense (benefit)	1,141	(6,646)	187	58	51	24	138	127
Adjusted EBITDA	$7,720	$16,287	$7,869	$5,569	$4,883	$4,116	$4,466	$4,896

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Net Income	$2,804	$26,459
Add back:
Depreciation	2,425	6,745
Interest expense	116	409
Unrealized (gain) loss on warrant conversion liability	—	—
Stock-based compensation	1,234	3,581
Income tax (benefit) expense	1,141	(5,318)
Adjusted EBITDA	$7,720	$31,876

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Financial Information:
Revenue	$33,447	$42,854	$23,806	$21,448	$20,368	$20,325	$18,115	$18,363
Gross Profit	$19,453	$25,927	$15,553	$14,243	$14,050	$14,639	$13,074	$13,519
Gross Profit %	58%	61%	65%	66%	69%	72%	72%	74%
Net Income	$2,804	$19,412	$4,243	$2,388	$2,853	$1,326	$1,958	$2,968
Cash (As of)	$32,396	$29,707	$8,409	$13,355	$12,630	$7,691	$7,410	$10,413
Total Assets (As of)	$113,969	$112,178	$86,801	$82,596	$79,981	$71,014	$58,718	$53,653
Adjusted EBITDA(1)	$7,720	$16,287	$7,869	$5,569	$4,883	$4,116	$4,466	$4,896
Operational Information:
Vent Patients(2)	7,788	7,705	7,965	7,759	7,421	7,130	6,393	5,905
(1)    Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)    Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.